UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 9, 2009

ALYST ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

          (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

The registrant issued a press release on June 9, 2009 to provide updated information to its stockholders on the amount of funds held in its trust account as of May 31, 2009 and the per share amount as of such date that may be distributable, subject to certain adjustments, to registrant’s public stockholders of record who elect to convert their shares and vote against the registrant’s proposed business combination with China Networks Media, Ltd. (China Networks).  The registrant will hold a Special Meeting of Stockholders on June 23, 2009, to approve, among other things, the proposed business combination.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Alyst , China Networks International Holdings Ltd. (CNIH) and China Networks and their respective directors and executive officers, and Chardan Capital Markets and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the proposed business combination with China Networks.  In connection with the pending transaction, CNIH has filed with the SEC a Registration Statement on Form S-4, File No. 333-157026, which was declared effective on May 29, 2009. The stockholders of Alyst are urged to read the Registration Statement and the definitive proxy statement/prospectus, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Networks, Alyst and the proposed transaction. The definitive proxy statement/prospectus was mailed to Alyst’s stockholders of record on or about June 1, 2009.

 Stockholders may obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the SEC’s website (www.sec.gov).  These documents will also be available from Alyst at no charge, once filed with the SEC, by directing a request to 233 East 69th Street, #6J, New York, New York 10021.  In addition, stockholders may direct their questions to Morrow & Co., LLC 470 West Avenue, 3rd Floor, Stamford, CT 06902, toll-free (800) 662-5200.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, June 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

	By:	/s/ Michael E. Weksel
Date: June 9, 2009	Name:	Michael E. Weksel
	Title:	Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, June 9, 2009